Exhibit 99.1
 (Text of graph posted to Ashland Inc.'s website concerning
Ashland Specialty Ingredients average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2007	2008	2009	2010	2011
January	2.851	3.208	2.864	3.743	3.814
February	4.005	4.093	3.616	3.387	4.072
March	3.465	4.945	4.112	4.240	4.880
April	4.050	4.048	3.125	2.673	4.133
May	3.690	4.610	3.740	3.945	4.799
June	4.686	5.558	4.197	4.176	5.261
July	3.739	3.531	3.056	3.269	4.702
August	3.748	4.715	3.768	3.533	4.637
September	4.868	5.343	4.299	4.412	5.210
October	3.164	3.125	3.055	3.249	9.812
November	4.466	4.404	3.850	3.419
December	4.560	3.817	3.289	3.771

*NOTE:  All information presented subsequent to September 2011 includes activity related to ISP, which was acquired on August 23, 2011.  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.